Exhibit 99.1

Sabre Corporation Reports Second Quarter 2014 Results

•	Strong Adjusted EBITDA Growth Across Core Businesses
•	Full Year Adjusted EBITDA and Adjusted EPS Guidance Increased
•	Board of Directors Declares $0.09 Quarterly Dividend

SOUTHLAKE, Texas – Aug. 7, 2014 – Sabre Corporation (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2014.

“We made solid progress in the second quarter both financially and with our initiatives focused on leading the technology transformation of the travel industry,” said Tom Klein, Sabre President and CEO.  “We saw particularly strong earnings growth as our customers continue to use our technology to increase revenue, reduce costs, and deliver unique, personalized experiences to travelers. Our investments in innovations that allow customers to leverage data and take advantage of mobile services are setting new industry standards. The strong first half and continued positive trends give us confidence to raise Adjusted EBITDA and Adjusted EPS guidance for the year.”

Q2 2014 Financial Summary

Sabre reported total consolidated revenue of $718 million for the quarter ended June 30, 2014, compared to $768 million for the second quarter of 2013. Consolidated net loss for the second quarter of 2014 totaled $10.9 million, compared to a net loss of $116.9 million in the year-ago period. For the second quarter of 2014, Sabre reported a loss per share from continuing operations of $0.03 per share.

Sabre reported Airline and Hospitality Solutions revenue increased 4.9% to $187 million from $178 million in the second quarter of 2013.  Travel Network revenue also increased, rising 1.3% to $462 million from $456 million for the same period of 2013. Sabre, excluding Travelocity, revenue increased 3.6% from $614 million in the second quarter of 2013 to $637 million in the second quarter of 2014.

On an adjusted basis, Sabre reported consolidated adjusted revenue of $720 million for the quarter ended June 30, 2014, compared to $768 million for the second quarter of 2013.  Adjusted revenue excludes the amortization of incentive payments paid under the Expedia strategic marketing agreement related to the restructuring of Travelocity. Total Company Adjusted EBITDA for the three months ended June 30, 2014 was $204 million, a 7.2% increase from $190 million in the prior year period. Sabre reported second quarter 2014 Adjusted Net Income from Continuing Operations (Adjusted EPS) of $0.22 per share.

	Three Months Ended June 30,					Six Months Ended June 30,
Financial Highlights (in thousands):	2014		2013		% Change	2014	2013	% Change
Total Company Excluding Travelocity:
Revenue	$636,555		$614,296		3.6	$1,297,739	$1,230,869	5.4
Operating Income	$80,866		$(55,544)		245.6	$176,216	$38,097	362.5
Adjusted EBITDA*	$212,582		$181,041		17.4	$421,493	$382,490	10.2
Total Company Including Travelocity:
Revenue	$717,573		$768,232		(6.6)	$1,472,983	$1,527,576	(3.6)
Net Loss Attributable to Sabre Corp.	(10,897)		(116,862)		90.7	(13,740)	(132,626)	89.6

Adjusted Revenue*	$720,448		$768,232		(6.2)	$1,477,733	$1,527,576	(3.3)
Adjusted EBITDA*	$203,707		$190,111		7.2	$387,423	$382,615	1.3

Cash Flow from Operations	$5,310		$78,673		(93.3)	$77,508	$171,056	(54.7)
Capital Expenditures	$58,944		$58,786		0.3	$110,583	$111,487	(0.8)
Adjusted Capital Expenditures*	$68,888		$75,420		(8.7)	$128,180	$150,150	(14.6)

Free Cash Flow*	$(53,634)		$19,887		(369.7)	$(33,075)	$59,569	(155.5)
Adjusted Free Cash Flow*	$63,219		$58,236		8.6	$131,172	$107,287	22.3

Net Debt (total debt, less cash)	$2,855,412		$3,257,052
Net Debt / LTM Adjusted EBITDA	3.6	x	4.3	x
Airline and Hospitality Solutions:
Revenue	$186,573		$177,841		4.9	$363,290	$340,288	6.8
Passengers Boarded	131,450		124,359		5.7	249,066	231,884	7.4
Operating Income	$35,855		$28,518		25.7	$62,317	$51,173	21.8
Adjusted EBITDA*	$62,554		$47,675		31.2	$116,015	$88,545	31.0
Travel Network:
Revenue	$462,337		$456,238		1.3	$954,064	$931,544	2.4
Air Bookings	81,053		80,708		0.4	170,098	165,953	2.5
Non-air Bookings	13,861		13,986		(0.9)	27,460	27,033	1.6
Total Bookings	94,914		94,694		0.2	197,558	192,986	2.4
Bookings Share	35.6%		35.8%			35.5%	35.5%
Operating Income	$165,597		$162,071		2.2	$350,114	$346,970	0.9
Adjusted EBITDA*	$197,971		$188,237		5.2	$412,814	$398,540	3.6
Travelocity:
Revenue	$81,018		$153,936		(47.4)	$175,244	$296,707	(40.9)
Operating Income	$(12,721)		$8,449		(250.6)	$(41,283)	$(7,464)	(453.1)
Adjusted Revenue*	$83,893		$153,936		(45.5)	$179,994	$296,707	(39.3)
Adjusted EBITDA*	$(8,875)		$9,070		(197.9)	$(34,070)	$125	(27356.0)
*indicates non-GAAP financial measure; see descriptions and reconciliations below

Sabre Airline and Hospitality Solutions and Travel Network Adjusted EBITDA increased 31.2% and 5.2%, respectively. Excluding Travelocity, second quarter 2014 total Adjusted EBITDA increased 17.4% to $213 million from $181 million in the year-ago quarter.

Cash Flow from Operations totaled $5 million for the second quarter of 2014, compared to $79 million in the second quarter of 2013. Adjusted Free Cash flow, which adjusts for the decline in working capital and restructuring costs related to the change in the Travelocity business model and dispositions as well as litigation and other costs (see reconciliation below), totaled $63 million in the second quarter of 2014, an 8.6% increase from $58 million of Adjusted Free Cash Flow in the second quarter of 2013. Adjusted Capital Expenditures, which includes capitalized implementation costs, totaled $69 million for the second quarter of 2014, compared to $75 million in the year-ago period.

Sabre Airline and Hospitality Solutions

Sabre Airline and Hospitality Solutions leverage SaaS and hosted technologies to enable airlines and hoteliers to increase revenue, reduce costs, and provide better travel experiences for their customers. The business segment primarily drives revenue through flat-fees tied to usage events, such as passengers boarded and hotel rooms booked.

Solid growth across its customer base led to a 4.9% increase in revenue in the second quarter of 2014.  This revenue growth was driven in part by an increase in passengers boarded through the SabreSonic® airline reservation system. Total passengers boarded were 131 million, a 5.7% increase from 124 million in the second quarter of 2013. Revenue for the quarter was also bolstered by continued growth in Airline Solutions Commercial and Operations Solutions revenue and strong growth in Hospitality Solutions’ SynXis Central Reservations System transactions and Digital Marketing Services.

Strong revenue growth and operating leverage across its SaaS and hosted solutions resulted in a 31.2% increase in Airline and Hospitality Solutions Adjusted EBITDA to $63 million for the second quarter of 2014 versus $48 million for the prior year period.

Airline and Hospitality Solutions recently signed several significant new agreements. Examples include:

•	Spirit Airlines selected Sabre Airline Solutions’ leading Flight Plan Manager solution.
•	United Airlines selected Sabre Airline Solutions’ In-flight Catering solution.
•

Swiss regional carrier and current SabreSonic CSS customer, Darwin Airlines, became the latest airline to expand their Sabre footprint to include a full suite of solutions from Sabre Airline Solutions’ portfolio of commercial and operations solutions.

•	Morgans Hotel Group converted to Sabre Hospitality Solutions’ SynXis Central Reservations Solution across all of their properties.

Sabre Travel Network

Sabre Travel Network is one of the world’s largest travel marketplaces, handling more than $100 billion of 2013 travel services transactions with leading solutions for travel agents and travel suppliers. The business primarily recognizes revenue on a transaction-fee basis for travel booked through the Sabre Travel Network.

For the second quarter, Travel Network revenue increased $6 million, or 1.3%, to $462 million.  Direct billable bookings of 95 million increased slightly versus the prior year period, driven by strong growth in EMEA bookings offset by the unfavorable timing of Easter and a decline of approximately 40% in air travel in Venezuela.

Travel Network second quarter Adjusted EBITDA of $198 million increased 5.2% from $188 million for the second quarter of 2013.

Sabre Travel Network continued to increase the value of the marketplace for participants during the second quarter by increasing content and services. During the quarter, Sabre Travel Network:

•	Renewed content agreements with Scandinavian Airways and Lufthansa.
•

Signed an expanded agreement with International Airline Group (IAG). The agreement includes the addition of ancillary sales for British Airways, Iberia and Iberia Express. Also under the agreement, Vueling will enter the Travel Network for the first time.

•

Launched United’s Economy Plus seating offering in the Travel Network marketplace, as well as ancillary sales for seven additional airlines. Travel Network has launched ancillary sales for 20 airlines year to date.

•	Announced the addition of Expedia Affiliate Network hotel content, which will bring approximately 55,000 new properties into the Travel Network when implemented.

Travelocity

Travelocity includes travelocity.com, the #1 customer satisfaction leader in JD Power’s most recent survey, and lastminute.com, one of Europe’s strongest travel brands. In August 2013, Sabre entered into a strategic marketing agreement with Expedia that transformed the Travelocity North America business.  Under the agreement, the U.S. and Canadian Travelocity websites are powered by the leading Expedia technology platform and content.   Sabre maintains responsibility for marketing the world-class Travelocity brand. Under the terms of the agreement, Expedia pays Sabre a performance-based marketing fee that varies based on the amount of travel booked through Travelocity-branded websites powered by Expedia.

With the new agreement in place and the migration essentially completed, second quarter 2014 Travelocity adjusted revenue declined 45.5% to $84 million compared to $154 million in the second quarter of 2013. Costs declined through the quarter, but the timing of the transition led to a decline in segment Adjusted EBITDA to a loss of $9 million, compared to earnings of $9 million in the second quarter of 2013. The company expects stronger business performance and increasing profitability going forward.

Initial Public Offering

On April 17, 2014, Sabre successfully completed an initial public offering (IPO) of 39,200,000 primary shares of common stock. In addition, the underwriters exercised their option to purchase 5,880,000 additional shares, which closed on April 25, 2014. Sabre shares trade on the NASDAQ Stock Market under the symbol SABR. The net proceeds from the offering were used to reduce outstanding debt, including a $320 million reduction in 2019 8.5% bonds, and a $296 million reduction in Term Loan C borrowings.

Dividend

Sabre's Board of Directors has declared a quarterly dividend of $0.09 cents per share on the Company's common stock. The dividend will be payable on September 16, 2014, to stockholders of record on September 1, 2014.

Business Outlook and Financial Guidance

The following forward-looking statements, as well as those made above, reflect expectations as of August 7, 2014. Sabre assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in Sabre’s IPO prospectus and quarterly SEC filings.

In conjunction with the second quarter earnings report, Sabre management reiterated expectations for full year Revenue, while increasing guidance for Adjusted EBITDA, Adjusted Net Income and Adjusted EPS. Adjusted EBITDA guidance was increased from a prior range of $843 - $858 million to a current range of $848 - $863 million, reflecting strength across Sabre excluding Travelocity. Adjusted Net Income guidance was increased from $215 - $230 million to $222 - $237 million. Adjusted EPS guidance was increased from a prior range of $0.86 - $0.92 to current guidance of $0.90 - $0.96.

Full Year 2014 Guidance ($ millions, except EPS)	Sabre Excluding Travelocity	Travelocity	Sabre
Revenue	$2,575 - $2,595	$410 - $420	$2,985 - $3,015

Adjusted EBITDA	$833 - $843	$15 - $20	$848 - $863

Adjusted Net Income			$222 - $237

Adjusted EPS			$0.90 - $0.96

Conference Call

The Company will conduct its second quarter 2014 investor conference call today at 9:00 a.m. Eastern Time.  The live webcast, including accompanying slide presentation, can be accessed via Sabre’s Investor Relations website at http://investors.sabre.com.  A recording of the call will be archived for replay following the conference call.

About the Company

Sabre® is the leading technology provider to the global travel and tourism industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotels to manage vital operations, such as passenger and guest reservations, revenue management, and flight, network and crew management. Sabre also operates the world’s leading travel marketplace, processing more than $100 billion of annual travel spend.  Headquartered in Southlake, Texas, USA, Sabre operates in approximately 60 countries around the world.

Website Information

We routinely post important information for investors on our website, www.sabre.com in the Investor Relations section. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, the Company expects to post a file of supplemental financial information on the Investor Relations section of our website, www.sabre.com.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and the ratios based on these financial measures. We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP.  See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “goal,” “anticipate,” “believe,” “estimate,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, dependence on maintaining and renewing contracts with customers and other counterparties, exposure to pricing pressure in the Travel Networks business, dependence on relationships with travel buyers, changes affecting travel supplier customers, adverse global and regional economic and political conditions, including, but not limited to, conditions in Venezuela and Israel, travel suppliers’ usage of alternative distribution models, reliance on third-party distributor partners and joint ventures to extend our GDS services to certain regions, competition in the travel distribution market and solutions markets and exposures relating to the Expedia SMA.  More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections included in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on April 17, 2014. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Nancy St. Pierre	Barry Sievert
682-605-3864	682-605-0214
nancy.stpierre@sabre.com	barry.sievert@sabre.com

SABRE CORPORATION

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$717,573	$768,232	$1,472,983	$1,527,576
Cost of revenue (1) (2)	444,276	467,365	934,021	949,152
Selling, general and administrative (2)	205,152	212,364	404,029	412,193
Impairment	—	135,598	—	135,598
Operating income (loss)	68,145	(47,095)	134,933	30,633
Other income (expense):
Interest expense, net	(53,235)	(63,669)	(117,179)	(146,199)
Loss on extinguishment of debt	(30,558)	—	(33,538)	(12,181)
Joint venture equity income	4,059	3,286	6,500	6,032
Other, net	1,082	(3,796)	195	1,330
Total other expense, net	(78,652)	(64,179)	(144,022)	(151,018)
Loss from continuing operations before income taxes	(10,507)	(111,274)	(9,089)	(120,385)
Benefit for income taxes	(5,495)	(8,142)	(3,078)	(13,090)
Loss from continuing operations	(5,012)	(103,132)	(6,011)	(107,295)
Loss from discontinued operations, net of tax	(5,183)	(12,893)	(6,281)	(23,910)
Net loss	(10,195)	(116,025)	(12,292)	(131,205)
Net income attributable to noncontrolling interests	702	837	1,448	1,421
Net loss attributable to Sabre Corporation	(10,897)	(116,862)	(13,740)	(132,626)
Preferred stock dividends	2,235	9,005	11,381	17,977
Net loss attributable to common shareholders	$(13,132)	$(125,867)	$(25,121)	$(150,603)

Basic and diluted loss per share:
Continuing operations	$(0.03)	$(0.63)	$(0.09)	$(0.71)
Discontinued operations	(0.02)	(0.07)	(0.03)	(0.13)
Basic and diluted loss per share attributable to common shareholders	(0.05)	(0.71)	(0.12)	(0.85)

Basic and diluted weighted average common shares outstanding	243,801	178,060	211,431	178,007

(1) Includes amortization of upfront incentive consideration	$11,742	$9,752	$22,789	$19,351

(2) Includes stock-based compensation as follows:
Cost of revenue	$1,940	$(186)	$3,446	$272
Selling, general and administrative	9,443	222	13,516	2,488

SABRE CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	June 30, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$252,380	$308,236
Restricted cash	1,052	2,359
Accounts receivable, net	456,674	434,288
Prepaid expenses and other current assets	46,435	53,378
Current deferred income taxes	40,504	41,431
Other receivables, net	31,202	29,511
Assets of discontinued operations	10,953	13,624
Total current assets	839,200	882,827
Property and equipment, net of accumulated depreciation of $792,330 and $722,916	512,262	498,523
Investments in joint ventures	142,003	132,082
Goodwill	2,138,263	2,138,175
Trademarks and brandnames, net of accumulated amortization of $549,566 and $545,597	312,066	323,035
Other intangible assets, net of accumulated amortization of $938,233 and $889,904	263,204	311,523
Other assets, net	508,707	469,543
Total assets	$4,715,705	$4,755,708

Liabilities, temporary equity and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$131,409	$111,386
Travel supplier liabilities and related deferred revenue	141,803	213,504
Accrued compensation and related benefits	72,537	117,689
Accrued subscriber incentives	168,756	142,767
Deferred revenues	169,756	136,380
Litigation settlement liability and related deferred revenue	48,263	38,920
Other accrued liabilities	238,589	267,867
Current portion of debt	22,401	86,117
Liabilities of discontinued operations	24,797	41,788
Total current liabilities	1,018,311	1,156,418
Deferred income taxes	10,090	10,253
Other noncurrent liabilities	567,327	263,182
Long-term debt	3,069,502	3,643,548
Commitments and contingencies (Note 13)
Temporary equity
Series A Redeemable Preferred Stock: $0.01 par value; 225,000,000 authorized shares; no shares issued and outstanding at June 30, 2014; 87,229,703 shares issued and 87,184,179 outstanding at December 31, 2013	—	634,843
Stockholders’ equity (deficit)
Common Stock: $0.01 par value; 450,000,000 authorized shares; 265,186,666 and 178,633,409 shares issued, 264,749,280 and 178,491,568 outstanding at June 30, 2014 and December 31, 2013, respectively	2,652	1,786
Additional paid-in capital	1,906,031	880,619
Treasury Stock, at cost, 437,386 shares at June 30, 2014	(5,297)	—
Retained deficit	(1,810,675)	(1,785,554)
Accumulated other comprehensive loss	(41,573)	(49,895)
Noncontrolling interest	(663)	508
Total stockholders’ equity (deficit)	50,475	(952,536)
Total liabilities, temporary equity and stockholders’ equity (deficit)	$4,715,705	$4,755,708

SABRE CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2014	2013
Operating Activities
Net loss	$(12,292)	$(131,205)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	158,748	153,910
Impairment	—	135,598
Amortization of upfront incentive consideration	22,789	19,351
Litigation related charges, net	33	4,078
Stock-based compensation expense	16,962	2,760
Allowance for doubtful accounts	3,652	6,531
Deferred income taxes	(17,508)	(19,550)
Joint venture equity income	(6,500)	(6,032)
Amortization of debt issuance costs	3,243	3,637
Debt modification costs	3,290	14,003
Loss on extinguishment of debt	33,538	12,181
Other	8,583	(4,243)
Loss from discontinued operations	6,281	23,910
Changes in operating assets and liabilities:
Accounts and other receivables	(35,593)	(76,995)
Prepaid expenses and other current assets	1,300	6,529
Capitalized implementation costs	(17,597)	(38,663)
Upfront incentive consideration	(25,936)	(18,686)
Other assets	(13,050)	(19,621)
Accrued compensation and related benefits	(45,436)	(28,126)
Accounts payable and other accrued liabilities	(4,899)	131,689
Pension and other postretirement benefits	(2,100)	—
Cash provided by operating activities	77,508	171,056
Investing Activities
Additions to property and equipment	(110,583)	(111,487)
Proceeds from sale of business	—	10,000
Other investing activities	235	(3,475)
Cash used in investing activities	(110,348)	(104,962)
Financing Activities
Proceeds of borrowings from lenders	148,307	2,190,063
Payments on borrowings from lenders	(791,427)	(2,218,908)
Proceeds from issuance of common stock in initial public offering, net	672,645	—
Prepayment fee and debt modification and issuance costs	(30,490)	(17,199)
Other financing activities	(2,616)	(4,123)
Cash used in financing activities	(3,581)	(50,167)
Cash Flows from Discontinued Operations
Net cash (used in) provided by operating activities	(24,360)	24,295
Net cash provided by investing activities	3,760	20,502
Net cash (used in) provided by discontinued operations	(20,600)	44,797
Effect of exchange rate changes on cash and cash equivalents	1,165	(1,407)
(Decrease) increase in cash and cash equivalents	(55,856)	59,317
Cash and cash equivalents at beginning of period	308,236	126,695
Cash and cash equivalents at end of period	$252,380	$186,012

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures in this press release, including Adjusted Revenue, Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures.

We define Adjusted Revenue as revenue adjusted for the amortization of Expedia Strategic Marketing Agreement (Expedia SMA) incentive payments, which are recorded as a reduction to revenue and are being amortized over the non-cancellable term of the Expedia SMA contract (see Note 3, Restructuring Charges, to our consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q).

We define Adjusted Net Income as income (loss) from continuing operations adjusted for impairment, acquisition related amortization expense, loss (gain) on sale of business and assets, loss on extinguishment of debt, other, net, restructuring and other costs, litigation and taxes, including penalties, stock-based compensation, management fees, amortization of Expedia SMA incentive payments and tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, and remaining (benefit) provision for income taxes. This Adjusted EBITDA metric differs from (i) the EBITDA metric referenced in the section entitled “—Liquidity and Capital Resources—Senior Secured Credit Facilities” in Part I, Item 2 of our Quarterly Report on Form 10-Q, which is calculated for the purposes of compliance with our debt covenants, and (ii) the Pre-VCP EBITDA and EBITDA metrics referenced in the section entitled “Compensation Discussion and Analysis” in our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act on April 17, 2014, which are calculated for the purposes of our annual incentive compensation program and performance-based awards, respectively.

We define Adjusted EPS as Adjusted Net Income (Loss) divided by the applicable share count.

We define Adjusted Capital Expenditures as additions to property and equipment and capitalized implementation costs during the period presented.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment. We define Adjusted Free Cash Flow as Free Cash Flow plus the cash flow effect of restructuring and other costs, litigation settlement and tax payments for certain items, other litigation costs, management fees and the working capital impact from the Expedia SMA and the sale of TPN (see “Factors Affecting our Results and Comparability -Travelocity Restructuring” in Part I, Item 2 of our Quarterly Report on Form 10-Q).

Adjusted EBITDA is a key metric used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that Adjusted Revenue, Adjusted EPS, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures and Adjusted Free Cash Flow and ratios based on these financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. Adjusted Capital Expenditures includes cash flows used in investing activities, for property and equipment, and cash flows used in operating activities, for capitalized implementation costs. Our management uses this combined metric in making product investment decisions and determining development resource requirements. We also believe that these measures assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Revenue, Adjusted EPS, Adjusted Net Income, Adjusted EBITDA, Adjusted Capital Expenditures, Free Cash Flow, Adjusted Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;

•	Adjusted Net Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•	Free Cash Flow and Adjusted Free Cash Flow do not reflect the cash requirements necessary to service the principal payments on our indebtedness;
•	Free Cash Flow and Adjusted Free Cash Flow do not reflect payments related to restructuring, litigation, management fees and Travelocity working capital which reduced the cash available to us;
•	Free Cash Flow and Adjusted Free Cash Flow remove the impact of accrual-basis accounting on asset accounts and non-debt liability accounts; and
•	Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently, which reduces their usefulness as comparative measures.

Tabular Reconciliations for Non-GAAP Measures

(In thousands, except share amounts; Unaudited)

Reconciliation of net income (loss) to Adjusted Net Income, Adjusted Net Income from Continuing Operations per Share, and to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss attributable to common shareholders	$(13,132)	$(125,867)	$(25,121)	$(150,603)
Net loss from discontinued operations, net of tax	5,183	12,893	6,281	23,910
Net income attributable to noncontrolling interests(1)	702	837	1,448	1,421
Preferred stock dividends	2,235	9,005	11,381	17,977
Loss from continuing operations	(5,012)	(103,132)	(6,011)	(107,295)
Adjustments:
Impairment	—	135,598	—	135,598
Acquisition related amortization(2a)	23,961	36,209	59,439	72,160
Loss on extinguishment of debt	30,558	—	33,538	12,181
Other, net (4)	(1,082)	3,796	(195)	(1,330)
Restructuring and other costs (5)	6,867	2,376	9,574	4,542
Litigation and taxes, including penalties(6)	2,904	8,326	8,057	22,966
Stock-based compensation	11,383	36	16,962	2,760
Management fees(7)	21,576	2,499	23,508	5,221
Amortization of Expedia SMA incentive payments	2,875	—	4,750	—
Tax impact of net income adjustments	(38,649)	(33,703)	(60,720)	(50,842)
Adjusted Net Income from continuing operations	$55,381	$52,005	$88,902	$95,961
Adjusted Net Income from continuing operations per share	$0.22	$0.28	$0.40	$0.52
Weighted-average shares outstanding adjusted for assumed inclusion of common stock equivalents	252,336	184,849	219,969	184,298

Adjusted Net Income from continuing operations	$55,381	$52,005	$88,902	$95,961
Adjustments:
Depreciation and amortization of property and equipment(2b)	41,304	31,404	82,884	64,751
Amortization of capitalized implementation costs(2c)	8,891	7,720	18,027	18,601
Amortization of upfront incentive consideration(3)	11,742	9,752	22,789	19,351
Interest expense, net	53,235	63,669	117,179	146,199
Remaining provision (benefit) for income taxes	33,154	25,561	57,642	37,752
Adjusted EBITDA	$203,707	$190,111	$387,423	$382,615

Reconciliation of Adjusted Revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$717,573	$768,232	$1,472,983	$1,527,576
Amortization of Expedia SMA incentive payments	2,875	—	4,750	—
Adjusted Revenue	$720,448	$768,232	$1,477,733	$1,527,576

Reconciliation of Adjusted Capital Expenditures:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Additions to property and equipment	$58,944	$58,786	$110,583	$111,487
Capitalized implementation costs	9,944	16,634	17,597	38,663
Adjusted Capital Expenditures	$68,888	$75,420	$128,180	$150,150

Reconciliation of Adjusted Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash provided by operating activities	$5,310	$78,673	$77,508	$171,056
Cash used in investing activities	(58,709)	(52,082)	(110,348)	(104,962)
Cash used in financing activities	25,021	(24,100)	(3,581)	(50,167)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cash provided by operating activities	$5,310	$78,673	$77,508	$171,056
Additions to property and equipment	(58,944)	(58,786)	(110,583)	(111,487)
Free Cash Flow	(53,634)	19,887	(33,075)	59,569
Adjustments:
Restructuring and other costs(5) (9)	14,564	2,376	26,426	4,542
Litigation settlement and tax payments for certain items(6) (10)	7,038	26,346	11,744	30,215
Other litigation costs(6) (9)	2,506	7,128	6,934	7,740
Management fees(7) (9)	21,576	2,499	23,508	5,221
Travelocity working capital as impacted by the Expedia SMA and TPN(8)	71,169	-	95,635	-
Adjusted Free Cash Flow	$63,219	$58,236	$131,172	$107,287

Reconciliation of Adjusted Gross Margin and Adjusted EBITDA by Segment:

	Three Months Ended June 30, 2014
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$165,597	$35,855	$(12,721)	$—	$(120,586)	$68,145
Add back:
Selling, general and administrative	24,555	12,924	71,796	(7,348)	103,225	205,152
Cost of revenue adjustments:
Depreciation and amortization(2)	15,267	26,480	971	—	6,369	49,087
Amortization of upfront incentive consideration(3)	11,742	—	—	—	—	11,742
Restructuring and other costs (5)	—	—	—	—	3,726	3,726
Litigation and taxes, including penalties(6)	—	—	—	—	333	333
Stock-based compensation	—	—	—	—	1,940	1,940
Amortization of Expedia SMA incentive payments	—	—	2,875	—	—	2,875
Adjusted Gross Margin	217,161	75,259	62,921	(7,348)	(4,993)	343,000
Selling, general and administrative	(24,555)	(12,924)	(71,796)	7,348	(103,225)	(205,152)
Joint venture equity income	4,059	—	—	—	—	4,059
Joint venture intangible amortization(2a)	801	—	—	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	505	219	—	—	23,544	24,268
Restructuring and other costs (5)	—	—	—	—	3,141	3,141
Litigation and taxes, including penalties(6)	—	—	—	—	2,571	2,571
Stock-based compensation	—	—	—	—	9,443	9,443
Management fees(7)	—	—	—	—	21,576	21,576
Adjusted EBITDA	$197,971	$62,554	$(8,875)	$—	$(47,943)	$203,707

	Three Months Ended June 30, 2013
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$162,071	$28,518	8,449	$—	$(246,133)	$(47,095)
Add back:
Selling, general and administrative	30,830	16,301	88,335	(178)	77,076	212,364
Impairment	—	—	—	—	135,598	135,598
Cost of revenue adjustments:
Depreciation and amortization(2)	11,752	18,925	565	—	17,270	48,512
Amortization of upfront incentive consideration(3)	9,752	—	—	—	—	9,752
Restructuring and other costs (5)	—	—	—	—	1,348	1,348
Litigation and taxes, including penalties(6)	—	—	—	—	2,627	2,627
Stock-based compensation	—	—	—	—	(186)	(186)
Adjusted gross margin	214,405	63,744	97,349	(178)	(12,400)	362,920
Selling, general and administrative	(30,830)	(16,301)	(88,335)	178	(77,076)	(212,364)
Joint venture equity income	3,286	—	—	—	—	3,286
Joint venture intangible amortization(2a)	801	—	—	—	—	801
Selling, general and administrative adjustments:
Depreciation and amortization(2)	575	232	56	—	25,157	26,020
Restructuring and other costs (5)	—	—	—	—	1,028	1,028
Litigation and taxes, including penalties(6)	—	—	—	—	5,699	5,699
Stock-based compensation	—	—	—	—	222	222
Management fees(7)	—	—	—	—	2,499	2,499
Adjusted EBITDA	$188,237	$47,675	$9,070	$—	$(54,871)	$190,111

	Six Months Ended June 30, 2014
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$350,114	$62,317	$(41,283)	$—	$(236,215)	$134,933
Add back:
Selling, general and administrative	50,227	25,319	152,181	(7,457)	183,759	404,029
Cost of revenue adjustments:
Depreciation and amortization(2)	30,679	53,163	2,463	—	23,589	109,894
Amortization of upfront incentive consideration(3)	22,789	—	—	—	—	22,789
Restructuring and other costs (5)	—	—	—	—	4,942	4,942
Litigation and taxes, including penalties(6)	—	—	—	—	939	939
Stock-based compensation	—	—	—	—	3,446	3,446
Amortization of Expedia SMA incentive payments	—	—	4,750	—	—	4,750
Adjusted Gross Margin	453,809	140,799	118,111	(7,457)	(19,540)	685,722
Selling, general and administrative	(50,227)	(25,319)	(152,181)	7,457	(183,759)	(404,029)
Joint venture equity income	6,500	—	—	—	—	6,500
Joint venture intangible amortization(2a)	1,602	—	—	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,130	535	—	—	47,189	48,854
Restructuring and other costs (5)	—	—	—	—	4,632	4,632
Litigation and taxes, including penalties(6)	—	—	—	—	7,118	7,118
Stock-based compensation	—	—	—	—	13,516	13,516
Management fees(7)	—	—	—	—	23,508	23,508
Adjusted EBITDA	$412,814	$116,015	$(34,070)	$—	$(107,336)	$387,423

	Six Months Ended June 30, 2013
	Travel Network	Airline and Hospitality Solutions	Travelocity	Eliminations	Corporate	Total
Operating income (loss)	$346,970	$51,173	$(7,464)	$—	$(360,046)	$30,633
Add back:
Selling, general and administrative	55,180	30,631	176,427	(391)	150,346	412,193
Impairment	—	—	—	—	135,598	135,598
Cost of revenue adjustments:
Depreciation and amortization(2)	23,561	36,894	6,222	—	34,343	101,020
Amortization of upfront incentive consideration(3)	19,351	—	—	—	—	19,351
Restructuring and other costs (5)	—	—	—	—	1,939	1,939
Litigation and taxes, including penalties(6)	—	—	—	—	14,475	14,475
Stock-based compensation	—	—	—	—	272	272
Adjusted gross margin	445,062	118,698	175,185	(391)	(23,073)	715,481
Selling, general and administrative	(55,180)	(30,631)	(176,427)	391	(150,346)	(412,193)
Joint venture equity income	6,032	—	—	—	—	6,032
Joint venture intangible amortization(2a)	1,602	—	—	—	—	1,602
Selling, general and administrative adjustments:
Depreciation and amortization(2)	1,024	478	1,367		50,021	52,890
Restructuring and other costs (5)	—	—	—	—	2,603	2,603
Litigation and taxes, including penalties(6)	—	—	—	—	8,491	8,491
Stock-based compensation	—	—	—	—	2,488	2,488
Management fees(7)	—	—	—	—	5,221	5,221
Adjusted EBITDA	$398,540	$88,545	$125	$—	$(104,595)	$382,615

Non-GAAP Footnotes:

(1)

Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in Sabre Travel Network Middle East of 40% for all periods presented and in Sabre Seyahat Dagitim Sistemleri A.S. of 40% beginning in April 2014 for the three and six months ended June 30, 2014.

(2)	Depreciation and amortization expenses:
a.

Acquisition related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date and amortization of the excess basis in our underlying equity in joint ventures.

b.	Depreciation and amortization of property and equipment includes software developed for internal use.
c.	Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.
(3)

Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to five years. Such consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. Such service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided upfront. Such service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)

Other, net primarily represents foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)

Restructuring and other costs represents charges associated with business restructuring and associated changes implemented which resulted in severance benefits related to employee terminations, integration and facility opening or closing costs and other business reorganization costs.

(6)	Represents charges or settlements associated with airline antitrust litigation as well as payments or reserves taken in relation to certain retroactive hotel occupancy and excise tax disputes.
(7)

We have been paying an annual management fee to TPG Global, LLC (“TPG”) and Silver Lake Management Company (“Silver Lake”) in an amount between (i) $5 million and (ii) $7 million, the actual amount of which is calculated based upon 1% of Adjusted EBITDA, as defined in the MSA, earned by the company in such fiscal year up to a maximum of $7 million. In addition, the MSA provides for the reimbursement of certain costs incurred by TPG and Silver Lake, which are included in this line item. The MSA was terminated in connection with our initial public offering.

(8)

Represents the impact of the Expedia SMA and TPN on working capital for the six months ended June 30, 2014, which is primarily attributable to the migration of bookings from our technology platform to Expedia’s platform and wind down activities associated with TPN (see “Factors Affecting our Results and Comparability—Travelocity Restructuring”).

(9)

The adjustments to reconcile cash provided by operating activities to Adjusted Free Cash Flow reflect the amounts expensed in our statements of operations in the respective periods adjusted for cash and non-cash portions in instances where material.

(10)

Includes payment credits used by American Airlines to pay for purchases of our technology services during the six months ended June 30, 2014 and 2013. The payment credits were provided by us as part of our litigation settlement with American Airlines.